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                                                                    EXHIBIT 23.7

                       VOLPE BROWN WHELAN & COMPANY, LLC
                               INVESTMENT BANKERS
                  ONE MARITIME PLAZA, SAN FRANCISCO, CA 94111
                       (415) 956-8120 FAX (415) 986-6754

                                                                    June 5, 1998

    We hereby consent to the inclusion of our opinion letter to the Board of Directors of InterQual, Inc. ("InterQual") as Annex C to the Proxy Statement/Prospectus of Access Health, Inc. ("Access Health") and Notice and Consent Solicitation Statement of InterQual constituting a part of the Registration Statement on Form S-4 relating to the proposed merger transaction involving Access Health and InterQual and references thereto in such Proxy Statement/Prospectus and Notice and Consent Solicitation under the captions "PROSPECTUS SUMMARY--Opinion of InterQual's Financial Advisor" and "APPROVAL OF THE MERGER--Reasons for the Merger," "APPROVAL OF THE MERGER--Background of the Merger" and "APPROVAL OF THE MERGER--Opinion of InterQual's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

VOLPE BROWN WHELAN & COMPANY, LLC

/s/ Ken B. Sawyer
--------------------------------------
Authorized Signatory